                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                              CSS INDUSTRIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                             CSS INDUSTRIES, INC.

                              1845 Walnut Street
                       Philadelphia, Pennsylvania 19103

                            ---------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ---------------------
Dear Stockholder:

     The 2001 Annual Meeting of Stockholders of CSS Industries, Inc. will be held at the Hotel Sofitel Philadelphia, 120 S. 17th Street, Philadelphia, PA 19103 on Tuesday, May 1, 2001, at 10:00 a.m. local time.

     At our Annual Meeting, we will ask you to:

     1. Elect a board of eight directors;

     2. Approve the 2000 Stock Option Plan for Non-Employee Directors; and

     3. Transact any other business that may properly be presented at the Annual Meeting.

     If you were a stockholder of record at the close of business on March 5, 2001, you may vote at the Annual Meeting. A list of CSS stockholders entitled to vote at the Annual Meeting will be available at our offices during normal business hours for review by any stockholder for the ten days before the Annual Meeting.



                                              By order of the board of
                                              directors,




                                              STEPHEN V. DUBIN
                                              Executive Vice President and
                                              Secretary

Philadelphia, Pennsylvania
March 23, 2001








We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, we invite and encourage you to complete, sign and return the enclosed proxy in the envelope provided.

                             CSS INDUSTRIES, INC.
                              1845 Walnut Street
                       Philadelphia, Pennsylvania 19103

                               ----------------
                                PROXY STATEMENT
                      2001 Annual Meeting of Stockholders
                                 ------------

WHY YOU RECEIVED THIS PROXY STATEMENT

     You received this proxy statement because the board of directors of CSS Industries, Inc. is soliciting your proxy to vote at the 2001 Annual Meeting of Stockholders ("Meeting") to be held at the Hotel Sofitel Philadelphia, 120 S. 17th Street, Philadelphia, Pennsylvania 19103 on Tuesday, May 1, 2001 at 10:00 a.m. local time. This proxy statement provides information that should assist you in voting on matters presented to the Meeting. You may vote in one of two ways: in person, by attending the Meeting and casting your vote, or by proxy, by completing, signing and returning the enclosed proxy card. We are sending this proxy statement and the accompanying form of proxy to stockholders beginning on March 23, 2001.

WHO CAN VOTE

     Stockholders of record at the close of business on March 5, 2001 may vote at the Meeting. On this record date, 8,830,520 shares of CSS common stock, par value $.10 per share, were outstanding. Each share of common stock is entitled to one vote on any matter which is properly presented to the Meeting.

WHO WILL PAY THE COSTS OF THIS PROXY SOLICITATION

     We are paying for this solicitation of proxies. In addition to this mailing, proxies may be solicited by telephone by officers, directors or employees of CSS and its affiliated companies, who will not receive payment specifically for these services. We may also work with banks, brokerage houses and other custodians, nominees and fiduciaries to assist in forwarding solicitation material to the beneficial owners of such shares, and we will reimburse these persons for their reasonable out-of-pocket expenses.

HOW TO BE PART OF AN EFFECTIVE VOTE

     In order to have an effective vote on any matter at the Meeting, there must be a quorum. A quorum exists when the holders of a majority of the shares entitled to vote are present in person or represented by proxy. Directors will be elected by a plurality of the votes cast at the Meeting and a majority of the votes cast at the Meeting is required to approve the adoption of the 2000 Stock Option Plan for Non-Employee Directors (the "2000 Directors' Plan"). This means that the eight nominees receiving the most votes will be elected as directors, while approval of the adoption of the 2000 Directors' Plan and any other matter to be voted upon at the Meeting must be decided by the affirmative vote of the holders of a majority of the shares, present in person or represented by proxy, entitled to vote at the Meeting.

     You may vote at the Meeting by attending in person and submitting a ballot or by completing and properly submitting the enclosed proxy. The shares represented by each properly completed proxy card will be voted at the Meeting in accordance with each stockholder's choices. For the election of directors, votes may be cast in favor or withheld. Votes that are withheld will not be counted in the vote and will have no effect, other than to determine the presence of a quorum. Abstentions may not be specified for the election of directors. Abstentions will be considered present at the Annual Meeting, but will not be counted as votes cast in the affirmative. An abstention on the proposal to approve the adoption of the 2000 Directors' Plan will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the right under the NYSE rules to vote those shares with respect to the election of directors, but not with respect to the proposal to adopt the 2000 Directors' Plan.

Failure by brokers to vote these shares will have no effect on the proposal to approve the adoption of the 2000 Directors' Plan because such shares will not be considered present and entitled to vote with respect to such matter. If you do not mark a box, or otherwise withhold your vote, the shares will be voted as recommended by the board of directors. If any additional matters are properly presented to the Meeting, the proxy holders will vote in accordance with their best judgment. This authority is given to the proxy holders in the enclosed form of proxy.

HOW YOU MAY REVOKE YOUR PROXY

     You may revoke your proxy at any time before the vote is taken at the Meeting by filing with the Secretary of CSS a written revocation or another form of proxy bearing a date later than the date of the proxy that you submitted previously. You may also revoke your proxy by attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself constitute revocation of a proxy if you do not file a written revocation, submit a later-dated proxy or vote in person.

     Your vote is important. We therefore invite and encourage you to complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting.

OUR INDEPENDENT ACCOUNTANTS, THEIR FEES AND THEIR ATTENDANCE AT THE ANNUAL
MEETING

     Arthur Andersen LLP ("Andersen") served as our independent public accountants for 2000 and has been selected to serve as our independent public accountants in 2001. We have invited a representative of Andersen to attend the Meeting, and this representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to your questions.

     The following fees were billed by and are payable to Andersen for services performed by Andersen during 2000:

AUDIT FEES

     The aggregate fees for professional services for the audit of the Company's financial statements and report thereon for its fiscal year ended December 31, 2000 and reviews of the Company's quarterly results during 2000 were $299,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees for professional services relating to the Company's financial information systems design and implementation during 2000 were $1,518,257.

ALL OTHER FEES

     The aggregate fees for all other services provided to the Company, including tax services during 2000 were $20,000.

     The Audit Committee of the board of directors of the Company considered whether Andersen's services encompassed by the disclosures as to fees other than for the audit and review of our financial statements are compatible with maintaining Andersen's independence as our independent public accountants.

                            CSS SECURITY OWNERSHIP

     The following table shows all persons we know to beneficially own at least 5% of our common stock as of March 5, 2001, unless otherwise noted. The table also shows, as of that date, all beneficial ownership of our common stock by our current directors, our chief executive officer and four other most highly compensated officers for services rendered to CSS or its subsidiaries for the fiscal year ended December 31, 2000, separately and all directors and executive officers as a group.



                                                                       Number
                                                                      of Shares            Percent
                                                                    Beneficially              of
                     Beneficial Owner                                 Owned(1)             Class(2)
                     ----------------                                 --------             --------

Dimensional Fund Advisors Inc. ...........................              725,700(3)         8.2%
T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap
 Value Fund, Inc. ........................................              660,550(4)         7.5%
James H. Bromley .........................................              379,559(5)         4.3%
Stephen V. Dubin .........................................              363,432(6)         4.1%
David J. M. Erskine ......................................               55,175(7)          *
Jack Farber ..............................................            3,044,821(8)        34.5%
Richard G. Gilmore .......................................               18,896(9)          *
Leonard E. Grossman ......................................              230,982(10)        2.6%
James E. Ksansnak ........................................               21,233(11)         *
Michael L. Sanyour .......................................               15,387(9)          *
Steven A. Cohen ..........................................                7,725(12)         *
Clifford E. Pietrafitta ..................................               61,873(13)         *
All directors and executive officers of CSS as a group (12
 persons, including the individuals named above) .........            4,265,890(8)(14)    48.3%

------------
(1) "Beneficial ownership" is a technical term defined by Securities and Exchange Commission regulations. Accordingly, the table lists all shares as to which such persons have or share the power to vote or to direct disposition and all shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent exercisable at March 5, 2001 or within 60 days thereafter. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) This percentage is calculated based upon a total of 8,830,520 shares of common stock outstanding at March 5, 2001. An asterisk indicates that ownership is less than 1% of the class.

(3) This information is as of December 31, 2000 and is based upon Amendment 2 to Schedule 13G dated February 2, 2001 filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional") which is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. These securities are owned by four investment companies registered under the Investment Company Act of 1940, and certain other commingled group trusts and separate accounts to which Dimensional serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the securities laws, Dimensional is deemed to be the beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) This information is as of December 31, 2000 and is based upon Amendment 8 to Schedule 13G, dated February 6, 2001 filed with the Securities and Exchange Commission jointly by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Value Fund, Inc. ("Value Fund"), which are located at 100 E. Pratt Street, Baltimore, MD 21202. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Value Fund owns 601,500 (6.8% of class) of these securities. For purposes of the reporting requirements of the securities laws, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (5) The shares shown in this table include options to purchase 3,000 shares of common stock granted under the CSS 1995 Stock Option Plan for Non-Employee Directors (the "1995 Plan").

 (6) The shares shown in the table include options to purchase 70,275 shares of common stock granted under the CSS 1994 Equity Compensation Plan, as amended (the "1994 Plan").

 (7) The shares shown in the table include options to purchase 44,175 shares of common stock granted under the 1994 Plan.

 (8) Mr. Farber, who has a business address at 1845 Walnut Street, Suite 800, Philadelphia, PA 19103, owns 519,290 shares directly. In addition, he owns 198,806 shares beneficially through a grantor retained annuity trust and he owns 1,515,151 shares beneficially through his ownership of general and limited partnership interests in Delv, L.P. Mr. Farber is the sole stockholder of the general partner of Delv and his daughter is the sole director and is President, Secretary and Treasurer of the general partner of Delv. Included among the shares beneficially owned by Mr. Farber are 490,222 shares held directly by Mr. Farber's wife. Also included among the shares beneficially owned by Mr. Farber are 265,702 shares of common stock owned by a trust for the benefit of David M. Farber, Mr. Farber's son, in which Mr. Farber serves as co-trustee with David Farber and 55,650 shares owned by trusts for the benefit of two of Mr. Farber's grandchildren in which Mr. Farber's wife serves as co-trustee with his daughter. Mr. Farber disclaims beneficial ownership of all shares owned directly or beneficially by his wife and by trusts for the benefit of his family members. Not included in the number of shares beneficially owned by Mr. Farber are shares held by the Farber Foundation or the Farber Family Foundation, Inc. as to which Mr. Farber and the directors and officers of CSS who are members, directors or officers of the foundations disclaim beneficial ownership. The Farber Foundation, Inc., a charitable foundation in which Mr. Farber and certain officers of CSS are officers and directors, owns 92,784 shares, and the Farber Family Foundation, Inc., a charitable foundation in which Mr. Farber is an officer and director, owns 259,000 shares. As a matter of policy, the Farber Foundation, Inc. and the Farber Family Foundation will not vote the shares of common stock that they own.

 (9) The shares shown in the table include options to purchase 10,000 shares of common stock granted under the 1995 Plan.

(10) The table includes 6,000 shares of common stock held by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership. The shares shown in the table include options to purchase 10,000 shares of common stock granted under the 1995 Plan.

(11) The shares shown in this table include 11,233 shares owned by a trust for the benefit of Mr. Ksansnak and options to purchase 10,000 shares of common stock granted under the 1994 Plan.

(12) The shares shown in the table reflect options to purchase 7,725 shares of common stock granted under the 1994 Plan.

(13) The shares shown in the table include options to purchase 40,450 shares of common stock granted under the 1994 Plan.

(14) The shares shown in the table include options to purchase a total of 252,273 shares of common stock pursuant to stock options granted under the 1994 Plan and the 1995 Plan.

                             ELECTION OF DIRECTORS

     You are asked to vote for the election of eight directors. Directors who are elected will hold office for a term of one year and until the election and qualification of their respective successors. The board of directors has nominated for election as directors the persons whose names are listed below, all of whom are presently directors of CSS. The board of directors believes all of these persons will be able to serve as directors. However, if this should not be the case, the proxies may be voted for one or more substitute nominees, to be designated by the board of directors, or the board of directors may decide to reduce the number of directors.

     The board of directors recommends a vote FOR the election of all the nominees listed below.

     Please review the following information about the nominees for election to our board of directors.


James H. Bromley ............  Mr. Bromley, 62, has been an independent consultant since September, 1996.
                               From September 1996 to December 1997 he served as Chairman of our former Direct Mail Business Products Group and Vice Chairman of Rapid-
                               forms, Inc., formerly a subsidiary of CSS. From May 1996 to September
                               1996, he served as President of our former Direct Mail Business Products
                               Group. He served as President of Rapidforms from 1979 to September 1996, and as its Chief Executive Officer from 1987 to September 1996. He has served as one of our directors since 1989.
Stephen V. Dubin ............  Mr. Dubin, 62, has been our Executive Vice President since June 1999. From
                               May 1996 to June 1999, he served as Senior Vice President -- Law and
                               Human Resources. Mr. Dubin has also been our Secretary and General Coun-
                               sel since 1978. From 1978 to May 1996, he also served as a Vice President of CSS. He has served as one of our directors since November 1995.
David J. M. Erskine .........  Mr. Erskine, 54, has been our President and Chief Executive Officer since
                               June 1999. From August 1996 to May 1999, he served as President and from
                               February 1997 to May 1999 as President and Chief Executive Officer of
                               Scott Paper Limited, a manufacturer and distributor of tissue products, located in Ontario, Canada. From April 1995 to August 1996, he served as
                               Chief Financial Officer of Scott Paper Limited and from 1993 to 1995, Mr.
                               Erskine served as Director, Corporate Development of European Operations
                               of Scott Paper Company. He has served as one of our directors since July
                               1999.
Jack Farber .................  Mr. Farber, 67, has been our Chairman since 1979. From 1979 to May 1999, he was also our President and Chief Executive Officer. Mr. Farber has served as one of our directors since 1978. He is also a director of Hunt Corporation.
Richard G. Gilmore ..........  Mr. Gilmore, 73, has been an independent consultant since 1991. He is also a director of twenty three mutual funds sponsored by Legg Mason Wood
                               Walker, Inc. and subsidiaries. Mr. Gilmore has served as one of our directors since 1984.
Leonard E. Grossman .........  Mr. Grossman, 66, has been a private investor since 1989. Mr. Grossman has served as one of our directors since 1982.
James E. Ksansnak ...........  Mr. Ksansnak, 61, has been Vice Chairman and a Director of ARAMARK
                               Corporation, a service management company, since May 1997. He served as an Executive Vice President of ARAMARK Corporation from 1991 to 1997, and as Chief Financial Officer from 1987 to 1997. He is also a director of
                               Advanta Corp. Mr. Ksansnak has served as one of our directors since 1988.
Michael L. Sanyour ..........  Mr. Sanyour, 70, has been a Principal of CMS Companies, a financial ser-
                               vices and insurance concern, since 1987. He has served as one of our direc-
                               tors since 1980.

      GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

     Our board of directors held six meetings in 2000. The by-laws permit the board of directors, by resolution adopted by a majority of the entire board, to designate an Executive Committee and other committees, each consisting of three or more directors. Accordingly, the board of directors annually selects members of the Executive, Audit, and Human Resources Committees. Another committee, the stock option committee under the 1995 Plan ("1995 Plan Committee"), consists of those members of the board of directors who are also CSS employees. We have no nominating committee. Each director attended at least 75% of the total number of meetings of the board of directors and committees of the board of directors on which he served in 2000.

EXECUTIVE COMMITTEE

     The Executive Committee of the board of directors is composed of Messrs. Farber, Erskine and Sanyour. The Executive Committee may exercise all of the authority of the board of directors in the business and affairs of CSS to the extent permitted by law. The role of the Executive Committee is to take action on behalf of our Company at a time when holding a meeting of the entire board is not feasible. The Executive Committee did not hold any meetings in 2000.

AUDIT COMMITTEE

     The Audit Committee of the board of directors consists of Messrs. Gilmore, Grossman and Ksansnak. The members of the Audit Committee are "independent" as that term is defined in the listing standards of the New York Stock Exchange. The Audit Committee held five meetings and acted once by Unanimous Consent in 2000.

     The primary responsibilities of the Audit Committee are to review the Company's financial reporting process on behalf of the board of directors; to recommend to the board of directors the selection of the independent accountants and, if necessary, the replacement of such accountants, and to monitor their independence; to review the audit plan and the results of the audit engagement and to review the scope and activity of the Company's internal audit function; and to review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements, the Company's policies and procedures and any material reports or inquiries received from government regulators.

HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the board of directors consists of Messrs. Bromley, Gilmore and Ksansnak. It performs functions that include those normally performed by a compensation committee. No member of the Human Resources Committee is an employee of CSS or any of its subsidiaries. The Human Resources Committee is responsible for developing and administering the CSS's executive compensation policies, plans and programs. In addition, the Human Resources Committee (1) determines on an annual basis the compensation to be paid to our Chairman and to our President and Chief Executive Officer, (2) determines the appropriate level of compensation for our executive officers and other members of our senior management personnel following receipt of the recommendations of our President and Chief Executive Officer, (3) reviews and approves the compensation level of other employees of CSS and its subsidiaries with an annual base salary exceeding $150,000, and (4) makes grants and has general administrative authority under the 1994 Plan. The Human Resources Committee has issued its report which is contained in this Proxy Statement. It held two meetings and acted seven times by unanimous consent in 2000.

1995 PLAN COMMITTEE

     The 1995 Plan Committee acted once by unanimous consent in 2000 to amend
Section 7 (iii) of the 1995 Plan to extend the term of outstanding options granted under the 1995 Plan unexercised on or prior to December 31, 2000. The amendment extended the term of each of these outstanding options from five years to ten years from the date each such option was originally granted. The 1995 Plan expired on December 31, 2000 and the 1995 Plan Committee's existence and authority ended on that date.

COMPENSATION OF DIRECTORS

     Each of our directors who is not a full time employee of CSS or its subsidiaries receives an annual fee of $16,000, plus $750 for attendance at each meeting of the board or its committees or for each consultation with management, and is entitled to participate in the 1995 Plan. The chairmen of the Audit Committee and the Human Resources Committee each receive an additional annual fee of $2,000. The 1995 Plan provided for the automatic annual grant of nonqualified stock options to purchase 4,000 shares of our common stock to each of our non-employee directors as of the last business day of November in each year, from 1996 through 2000. In accordance with the terms of the 1995 Plan, each of our non-employee directors received an automatic grant of additional options to purchase 4,000 shares of our common stock on November 30, 2000 at an exercise price of $19.0625 per share. In accordance with the 1995 Plan, the exercise price was the closing price per share of our common stock on the date the options were granted. Each option will expire ten years after the date the options were granted. One quarter of the options will become exercisable on the first four anniversaries of the date of grant.

       APPROVAL OF THE 2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Proposal

     At the Meeting, a proposal to approve the adoption of the 2000 Directors' Plan will be presented. The 2000 Directors' Plan was adopted by the board of directors on September 26, 2000 and modified on January 23, 2001. If approved by stockholders, the 2000 Directors' Plan will terminate on December 31, 2005. The board of directors adopted the 2000 Directors' Plan to replace the Company's 1995 Stock Option Plan for Non-Employee Directors, which expired on December 31, 2000. The purpose of the 2000 Directors' Plan is to increase the ownership interest in the Company of the non-employee directors, individuals whose services are considered essential to the Company's continued progress, and to provide a further incentive to serve as a director of the Company.

     The board of directors unanimously recommends a vote FOR the proposal.

Description of the 2000 Directors' Plan

     General. The 2000 Directors' Plan authorizes up to 200,000 shares of Common Stock for option grants. If and to the extent options granted under the 2000 Directors' Plan terminate, expire or are canceled without being exercised, the shares subject to such options again will be available for purposes of the 2000 Directors' Plan.

     Administration of the 2000 Directors' Plan. The 2000 Directors' Plan will be administered by a committee (the "Committee") of the board of directors consisting of all of the directors who are not eligible to participate in the 2000 Directors' Plan. The Committee is authorized to interpret the 2000 Directors' Plan, and to establish, amend and rescind any rules relating to the 2000 Directors' Plan. The Committee does not have discretion, however, regarding the eligibility of directors to receive options, the number of shares subject to such options, or the purchase price or the frequency of option grants. In addition, the Committee may not take any action that would adversely affect benefits to the participants under the 2000 Directors' Plan.

     Grants of Stock Options. Grants under the 2000 Directors' Plan consist of so called "non-qualified stock options" that are not intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     Eligibility for Participation. Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company ("Eligible Directors") are eligible to participate in the 2000 Directors' Plan. There are currently five directors eligible to participate under the 2000 Directors' Plan. No options have been granted under the 2000 Directors' Plan. On November 30, 2001, subject to stockholder approval of the 2000 Directors' Plan, each Eligible Director will receive an option to purchase 4,000 shares on the terms described herein.

     Stock Options. The exercise price per share of an option granted under the 2000 Directors' Plan will be equal to the closing price per share of our common stock on the date the option is granted. The purchase price of the Common Stock issued pursuant to the exercise of an option must be paid in full at the time of exercise. The purchase price may be paid (i) in cash or check, (ii) by delivering shares of Common Stock already owned by the Eligible Director and having a fair market value equal to the option price (unless the Committee determines that such payment would not be in the best interest of the Company), (iii) by borrowing funds from the Company and delivering a promissory note to the Company. Any such borrowing must be made in accordance with the provisions of a loan program to be established by the Committee and must have a principal amount set by the Committee of up to 50% of the fair market value of the Common Stock which is to be received from the option exercise and shall bear interest at a rate not less than the applicable rate prescribed by Section 1274 of the Code.

     Options to purchase 4,000 shares of the Common Stock will be granted automatically to each of the Eligible Directors on the last day of November that the Common Stock is traded, in each year from 2001 through 2005. Each option will expire ten years after the date the option is granted. One quarter of the options will become exercisable on each of the first four anniversaries of the date of grant. These installments are cumulative and exercisable during the remainder of the term of the option.

     Options granted under the 2000 Directors' Plan may be exercised during the lifetime of an Eligible Director only by such director. Options which became exercisable prior to the termination of an Eligible Director's service on the board of directors for a reason other than death or commencement of employment with the Company may be exercised up to three months after such termination (but not later than the termination date of the option), but only to the extent that they were exercisable upon termination. In the event of the death of an Eligible Director, all of that Eligible Director's outstanding options immediately will vest and such Eligible Director's legal representative will have the right to exercise the director's options at any time within a period of six months following the date of death.

     In the event of any reclassification, recapitalization, stock split or other changes in the corporate structure of the Company, which in the Committee's opinion materially affects the value of the Common Stock, adjustments may be made, if necessary, in the number and kind of shares issuable under the 2000 Directors' Plan or covered by the outstanding options and in the option price of the then outstanding options.

     Amendment, Suspension and Termination of the 2000 Directors' Plan. The Committee may amend, suspend or terminate the 2000 Directors' Plan at any time. Nevertheless, the Committee's action may not adversely affect the rights of Eligible Directors who hold outstanding options. In addition, amendments to (i) the requirements for eligibility to participate in the 2000 Directors' Plan, and (ii) the terms of the grants under the 2000 Directors' Plan may not be made more than once every six months. The 2000 Directors' Plan will terminate on December 31, 2005 unless terminated earlier by the Committee (although options granted under the 2000 Directors' Plan prior to its termination will remain outstanding until exercised or the end of the term of such options).

     Certain Corporate Changes. In the event of a disposition of all or substantially all of the assets of the Company, the dissolution of the Company, a business combination in which the Company is not the surviving entity or the making of a tender or exchange offer to purchase all or substantially all of the Common Stock, all outstanding options under the 2000 Directors' Plan will be canceled by the Company and each Eligible Director will receive a cash payment equal to the difference between the fair market value of all shares of Common Stock subject to the Eligible Director's options less the aggregate exercise price of the options and, if applicable, the amount necessary to repay any outstanding loans under the Loan Program.

     Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to options granted under the 2000 Directors' Plan.

     Options granted under the 2000 Directors' Plan are considered non-qualified stock options for Federal income tax purposes. Generally, the granting of a non-qualified stock option is not a taxable event. Upon the exercise of a non-qualified option, the option holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares purchased over their option price, and the Company will be entitled to a deduction in the same amount. Upon the sale of shares of Common Stock acquired by exercise of a non-qualified stock option, an option holder will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the option holder's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the optionee at the time of exercise of the option).

     Accounting Consequences. There will be no charge to the income of the Company in connection with the grant or exercise of an option under the 2000 Directors' Plan. Dilutive earnings per share may be affected by the 2000 Directors' Plan by the effect on the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of Common Stock. The earnings per share calculation reflects the potential dilutive effect, using the treasury stock method, assuming the exercise of outstanding stock options. At the time shares are actually issued as a result of the exercise of stock options, additional dilution of earnings per share could result.

     As noted above, pursuant to the terms of the 2000 Directors' Plan, subject to stockholder approval of the 2000 Directors' Plan, each Eligible Director will receive an automatic grant of an option to purchase 4,000 shares of the Common Stock on the last day of November that the Common Stock is traded, in each year from 2001 through 2005. The following table provides information relating to Grants that will be made to Eligible Directors on November 30, 2001 (it is assumed for these purposes that the five directors currently eligible to participate under the 2000 Directors' Plan will be elected at the Meeting and will continue to be eligible to participate under the 2000 Directors' Plan on November 30, 2001).


                               NEW PLAN BENEFITS

    CSS Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors


                                                     Number of Shares
              Name and Position                  Subject to Stock Options
              -----------------                  ------------------------
       Non-Executive Director Group .........            20,000


                            OUR EXECUTIVE OFFICERS

     Please review the following information about each of our current executive officers. Our executive officers are elected annually by the board of directors to serve until their successors are elected and qualified or until their earlier resignation or removal.

Jack Farber .................  Mr. Farber, 67, has been our Chairman since 1979. From 1979 to May 1999, he was also our President and Chief Executive Officer. He has served as one of our directors since May 1978.

David J. M. Erskine .........  Mr. Erskine, 54, has been our President and Chief Executive Officer since
                               June 1999. From August 1996 to May 1999, he served as President and from
                               February 1997 to May 1999 as President and Chief Executive Officer of
                               Scott Paper Limited, a manufacturer and distributor of tissue products, located in Ontario, Canada. From April 1995 to August 1996, he served as
                               Chief Financial Officer of Scott Paper Limited and from 1993 to 1995, Mr.
                               Erskine served as Director, Corporate Development of European operations of Scott Paper Company. He has served as one of our directors since July
                               1999.

Stephen V. Dubin ............  Mr. Dubin, 62, has been our Executive Vice President since June 1999. From
                               May 1996 to June 1999, he served as Senior Vice President -- Law and
                               Human Resources. Mr. Dubin has also been our Secretary and General Coun-
                               sel since 1978. From 1978 to May 1996, he also served as a Vice President of CSS. He has served as one of our directors since November 1995.

Steven A. Cohen .................  Mr. Cohen, 47, has been our Vice President -- Licensing since June 1999.
                                   From October 1989 to June 1999, he served as Executive Vice President of
                                   Disguise Inc. and its predecessor in interest.

John J. Nucero ..................  Mr. Nucero, 42, has been our Vice President -- Business Development since
                                   January 2000. For over five years until December 1999 he served in various capacities with The Paper Magic Group, Inc. ("Paper Magic") and most recently served as Senior Vice President -- Finance. Paper Magic is a sub-
                                   sidiary of CSS.

Clifford E. Pietrafitta .........  Mr. Pietrafitta, 39, has been our Vice President -- Finance since November
                                   1995 and has been our Chief Financial Officer since January 1999. From
                                   1991 to January 1999, he was our Treasurer.

Paul L. Delaney .................  Mr. Delaney, 31, has been our Treasurer and an Assistant Secretary since
                                   January 1999. In addition, since April 2000, he has been serving as Project
                                   Manager on the business systems implementation project being undertaken at
                                   Paper Magic. From September 1993 to January 1999 he served in various capacities in our Corporate Finance Department, most recently as Manager of Corporate Accounting and Internal Audit.

                            EXECUTIVE COMPENSATION

     The following table shows the total compensation of our chief executive officer and the four other most highly compensated executive officers for services performed for CSS for the fiscal year ended December 31, 2000, as well as the total compensation earned by each such individual for our prior two fiscal years.

SUMMARY COMPENSATION TABLE

                                                                         Long Term
                                              Annual Compensation       Compensation
                                            ------------------------   -------------
                                                                           Awards
                                                                       -------------
                                                                         Securities
                                                                         Underlying       All Other
            Name and                                                      Options        Compensation
       Principal Position           Year     Salary($)     Bonus($)         (#)              ($)
--------------------------------   ------   -----------   ----------   -------------   ---------------
David J. M. Erskine(1)             2000       374,400      351,000         26,700            9,614(3)
 President and Chief Executive     1999       210,000            0        150,000               --
 Officer of CSS                    1998            --           --             --               --

Jack Farber(2)                     2000       425,000      398,438              0           24,914(4)
 Chairman of the Board             1999       425,000            0              0           36,268
 and Former President              1998       405,000      212,166              0           38,178
 and Chief Executive Officer
 of CSS

Stephen V. Dubin                   2000       260,000      234,000         18,600           15,014(5)
 Executive Vice President,         1999       250,000            0         12,500           19,053
 Secretary and General Counsel     1998       239,200      100,247         12,500           56,217
 of CSS

Steven A. Cohen                    2000       228,000       85,800         10,900            5,964(7)
 Vice President - Licensing        1999       110,000       50,000         20,000                0
 of CSS                            1998            --           --             --               --

Clifford E. Pietrafitta            2000       165,000      148,500         11,800            9,264(7)
 Vice President - Finance          1999       150,000            0          7,500           10,233
 and Chief Financial Officer       1998       125,000       43,656          5,000           13,513

------------
(1) Mr. Erskine's employment with CSS commenced June 1, 1999 pursuant to an employment agreement (the "Agreement"), the term of which expires on May 31, 2002. Mr. Erskine's initial base salary under the

    Agreement was $360,000 per annum. It was increased to $374,000 per annum during 2000. Pursuant to the Agreement, Mr. Erskine is entitled to the same fringe benefits as are available to other executive officers, use of a CSS leased vehicle and participation in the CSS Incentive Compensation Plan. In 1999, in accordance with the Agreement, 150,000 incentive stock options were awarded to Mr. Erskine pursuant to the 1994 Plan at an exercise price of $27 per covered share. During 2000, Mr. Erskine was paid $9,360 pursuant to the Agreement as reimbursement of the cost of certain decorative items to his current residence. A copy of the Agreement has been filed as an exhibit with CSS' Form 10-K for the fiscal year ended December 31, 1999.

(2) Mr. Farber served as Chairman, President and Chief Executive Officer until June 1, 1999, at which time Mr. Erskine became President and Chief Executive Officer. Mr. Farber continues to serve as Chairman.

(3) Includes $7,914 contributed by the Company under the profit sharing portion and $1,700 contributed by the Company under the Section 401(k) portion of the 401(k) Profit Sharing Plan of Cleo Inc ("Cleo Profit Sharing Plan").

(4) Includes $7,914 contributed by the Company under the profit sharing portion and $1,700 contributed by the Company under the Section 401(k) portion of the Cleo Profit Sharing Plan and $15,300 contributed by the Company under a supplemental executive retirement plan.

(5) Includes $7,914 contributed by the Company under the profit sharing portion and $1,700 contributed by the Company under the Section 401(k) portion of the Cleo Profit Sharing Plan and $5,400 contributed by the Company under a supplemental executive retirement plan.

(6) Includes $7,914 contributed by the Company under the profit sharing portion and $1,700 contributed by the Company under the Section 401(k) portion of the Cleo Profit Sharing Plan.

(7) Includes $7,914 contributed by the Company under the profit sharing portion and $1,700 contributed by the Company under the Section 401(k) portion of the Cleo Profit Sharing Plan.


     The following table shows information about options granted by CSS to the chief executive officer and the four other most highly compensated executive officers during the fiscal year ended December 31, 2000.

Option Grants In Last Fiscal Year

                                                                     Individual Grants
                                                   ------------------------------------------------------
                                                     Percent of
                                       Number           Total                                   Potential Realizable Value at
                                         of            Options                                  Assumed Annual Rates of Stock
                                     Securities        Granted       Exercise                       Price Appreciation for
                                     Underlying     to Employees      or Base                            Option Term(2)
                                       Options        in Fiscal        Price      Expiration    ------------------------------
               Name                  Granted(1)         Year          ($/Sh)        Date(3)           5%($)       10%($)
---------------------------------   ------------   --------------   ----------   ------------       ---------   ----------
David J. M. Erskine .............      26,700      7.1%             21.50           1/28/10          361,017     914,888
Jack Farber .....................                   --                --                 --               --          --
Stephen V. Dubin ................      18,600      5.0%             21.50           1/28/10          251,495     379,392
Steven A. Cohen .................      10,900      2.9%             21.50           1/28/10          147,381     222,332
Clifford E. Pietrafitta .........      11,800      3.2%             21.50           1/28/10          159,551     240,690

------------
(1) These options were granted under the 1994 Plan. One quarter of the options vest on each of the first four anniversaries of the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the closing market price on the date of grant. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(3) On November 3, 2000, the Human Resources Committee of the Company's board of directors authorized the extension of the option exercise periods of all then outstanding options from five years to ten years from the original date of each option grant.


     The table below shows information regarding the value of unexercised options at December 31, 2000 held by our five most highly compensated executive officers. None of the executive officers exercised options during 2000.

Fiscal Year End Option Values

                                         Number of Securities              Value of Unexercised
                                        Underlying Unexercised           In-the-Money Options at
                                     Options at December 31, 2000         December 31, 2000 ($)
                                    -------------------------------   ------------------------------
               Name                  Exercisable     Unexercisable     Exercisable     Unexercisable
               ----                  -----------     -------------     -----------     -------------
David J. M. Erskine .............       37,500          139,200            --               --
Jack Farber .....................           --               --            --               --
Stephen V. Dubin ................       53,125           40,475            --               --
Steven A. Cohen .................        5,000           25,900            --               --
Clifford E. Pietrafitta .........       30,624           23,676            --               --


Supplemental Executive Retirement Benefits and Other Deferred Compensation Arrangements


     Under applicable provisions of the Internal Revenue Code, we are required to disregard an employee's annual compensation in excess of a specified dollar amount ($170,000 in 2000) in determining the profit-sharing plan contribution that is made on behalf of such employee. We established our supplemental executive retirement plan ("SERP") to provide additional retirement benefits to eligible employees, with regard to compensation in excess of this dollar limit.

     Under the CSS SERP, all eligible employees in the United States are entitled to have an amount credited for their benefit on our books equal to product of (x) the percentage then used in deriving the dollar amount approved by the participating company's board of directors as the Company's profit sharing plan contribution for such calendar year and (y) the difference between the employee's total cash compensation for such calendar year and the dollar amount of the compensation limitation. Participant balances are adjusted by the investment performance of various investment benchmarks as selected by the participant. All amounts payable to any officer for whose benefit amounts have been credited represent an unsecured debt of CSS.

     Under an agreement dated March 3, 1993, Mr. Dubin became eligible for certain unfunded non-qualified annual retirement benefits and death benefits. Although we had no obligation to fund the benefits provided by this agreement, we purchased a life insurance policy to provide funding for such benefits. These additional retirement benefits are intended to compensate Mr. Dubin for the loss of benefits under the Cleo Profit Sharing Plan by reason of the pre-OBRA '93 limitations on the amount of compensation that may be considered in calculating contributions under the profit sharing plan. Benefits are payable upon termination of active employment and are reduced if such termination occurs prior to age 65. A pre-retirement death benefit is also available under this agreement. The annual retirement benefit if retirement occurs on or after age 65 is a fixed annual payment for fifteen years. Assuming that Mr. Dubin continues his employment with CSS until age 65, his annual benefits will be $58,123.

     Prior to our merger with Philadelphia Industries on January 21, 1993, Mr. Farber was ineligible to participate in the Philadelphia Industries profit sharing plan. Thus, Mr. Farber entered into a deferred compensation agreement with Philadelphia Industries. We assumed this agreement upon the merger. It provided for benefits upon retirement or separation of service equal to what Mr. Farber would have received had he been eligible for participation in the profit sharing plan and SERP. In 1993, Mr. Farber became eligible to participate in the profit sharing plan in which CSS was participating and continues as a participant in CSS' current plan. In February 1999, our deferred compensation agreement with Mr. Farber was terminated, and at such time Mr. Farber became eligible to participate in our SERP.

     In February 1999, we entered into an agreement with Mr. Farber under which we agreed to assist in funding a split dollar life insurance policy on Mr. Farber's life by paying up to five annual premium payments. The present value of the aggregate anticipated premium payments are approximated to equal the obligation we would have owed to Mr. Farber had the deferred compensation agreement not been terminated.

                            AUDIT COMMITTEE REPORT

     The Audit Committee is composed of three independent directors and operates under a written charter adopted by the board of directors. The Charter is attached in the Appendix to this Proxy Statement.

     Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on them. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committee").

     The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Committee discussed with the independent accountants that firm's independence.

     Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants to the Committee, the Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                            AUDIT COMMITTEE
                                            Leonard E. Grossman, Chairman
                                            Richard G. Gilmore
                                            James E. Ksansnak

                       HUMAN RESOURCES COMMITTEE REPORT

     The Human Resources Committee is comprised of three directors, none of whom is an employee of CSS or any of its subsidiaries and all of whom are free from any relationship with CSS that might be considered a conflict of interest. The Human Resources Committee oversees the development and implementation of compensation policies, plans and programs designed to encourage the enhancement of our profitability, and consequently stockholder value. These objectives are addressed by relating a substantial portion of the compensation of our senior management to our financial performance. In essence, this portion of compensation is "at-risk" incentive compensation that is tied in part to an executive's contribution to the Company's successful financial performance. The Human Resources Committee also administers and makes grants under the CSS 1994 Equity Compensation Plan, as amended. In addition to providing incentives for financial performance, annual and longer term incentive compensation is designed to attract, retain, and reward senior management of outstanding abilities and to motivate them to perform to the full extent of their abilities.

     Our compensation program for senior management consists of base salary, annual performance bonuses, and longer term incentive compensation in the form of stock options, restricted stock grants and stock appreciation rights, benefits available generally to our employees (including retirement benefits under profit sharing plans), and supplemental retirement plans or deferred compensation agreements. The "at-risk" portion of the compensation program is significant relative to overall compensation.

     Base salary levels for our executive officers are reviewed on an annual basis by the Human Resources Committee and are set generally to be competitive with other companies of comparable size and geographic location, taking into consideration the position's complexity, responsibility and need for special expertise. Individual salaries also take into account individual experience and performance. We consider the recommendations of the Company's President and Chief Executive Officer in determining the compensation levels of our other executive officers. The salaries of other employees of CSS and its subsidiaries with annual base salaries exceeding $150,000 are also subject to review and approval by the Human Resources Committee.

     In determining the compensation of Mr. Erskine, the Human Resources Committee has taken into consideration the terms of Mr. Erskine's employment agreement which was entered into in 1999 as well as pay levels of chief executive officers of other companies of comparable size and Mr. Erskine's overall management strengths and business acumen. The Human Resources Committee does not apply any specific weight to these factors.

     Annual incentive compensation for our executive officers is based upon the achievement of certain threshold and target levels of diluted earnings per common share by CSS. At the beginning of each year, threshold target levels are established for CSS by the Human Resources Committee to be used in determining annual performance bonuses. The formulae permit discretion in determining the size of the bonus pool, subject to certain parameters based upon the achievement of these performance goals, and to a limited extent in allocating the bonus pool among participants. During 2000, the diluted earnings per common share exceeded the threshold, but did not reach the target level.

     The Human Resources Committee annually considers the desirability of granting to officers and certain other employees of CSS and CSS's principal operating subsidiaries stock options, restricted stock grants and stock appreciation rights under the 1994 Plan. The objective of the 1994 Plan is to align senior management and stockholder long-term interests by creating a strong link between the executive's accumulation of wealth and stockholder return as well as enabling executives to develop and maintain a significant, long-term stock ownership position in our common stock. The Human Resources Committee adopted a methodology for use beginning with 1998 stock option grants which relates the number of stock options granted to each optionee to the individual's position and salary level, provided that if circumstances warrant, the Human Resources Committee may from time to time depart from strict adherence to such methodology at its discretion. The Human Resources Committee believes that its past grants of stock options have successfully focused our executive officers and other members of senior management on building profitability and shareholder value; however, during 2000 the market price of CSS common stock was in most instances lower than the exercise prices of outstanding stock options. Because these stock options had a term of less than ten years from the dates of original grant (from 2000 to 2005), the Human Resources Committee felt that the decline in value of these options coupled with the remaining life of the options detracted from the intended focus of these stock option grants. Thus, on May 17, 2000, the Human Resources Committee authorized the amendment of the option exercise period of each grant that would have otherwise expired on or before January 31, 2001 to extend such period for two years, and on November 3, 2000 further authorized the amendment of the option exercise period of each grant (including those option exercise periods extended on May 17, 2000) to ten years from the respective date of each such grant.

     Payments during 2000 to our senior management under the various programs discussed above were made following consideration of Section 162(m) of the Internal Revenue Code, which limits the deduction that may be claimed by a "public company" for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers unless the compensation qualifies as "performance-based compensation." The 1994 Plan was designed to enable stock options and stock appreciation rights granted under this Plan to qualify as "performance-based compensation."


                                            HUMAN RESOURCES COMMITTEE
                                            James E. Ksansnak, Chairman
                                            James H. Bromley
                                            Richard G. Gilmore

Performance Graph

     The graph below compares the cumulative total stockholders' return on our common stock for the period from January 1, 1996 through December 31, 2000, with (i) the cumulative total return on the Standard and Poors 500 ("S&P 500") Index and (ii) the Russell 2000 Index (assuming the investment of $100 in common stock, S&P 500 Index and the Russell 2000 Index on January 1, 1996 and reinvestment of all dividends).

     Because we do not believe we can reasonably identify a peer group or applicable published industry or line-of-business index, we have selected the Russell 2000 Index as an index of issuers with similar market capitalizations.



                       1996        1997        1998        1999        2000
                       ----        ----        ----        ----        ----
Css Inds. Inc.       $118.18     $144.89     $137.78      $97.16      $96.59
S&P 500              $122.96     $163.98     $210.84     $255.23     $232.00
Russell 2000         $116.56     $142.62     $138.99     $168.53     $163.63

                             CERTAIN TRANSACTIONS

     On October 20, 2000, the Farber Family Foundation, Inc. a charitable foundation in which Jack Farber, the Chairman of the board of directors of the Company, is an officer and director, sold 25,000 shares of the Company's common stock to the Company at a price of $20.50 per share. The purchase price was an eighth of a point less than the NYSE closing price of such common stock on the day preceding such sale. The purchase by the Company was made pursuant to its stock repurchase program, which program was authorized by the Company's board of directors.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal to be presented at the 2002 Annual Meeting of Stockholders must be received by us on or before November 23, 2001 in order to be considered for inclusion in the proxy statement relating to the meeting. If a stockholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the 2002 Annual Meeting of Stockholders, and the proposal is received by us on or before February 6, 2002, we will provide information in the proxy statement relating to that meeting as to the nature of the proposal and how persons named in the proxy solicited by the board of directors intend to exercise their discretion to vote on the matter.

                                      CSS INDUSTRIES, INC.



                                      By: Stephen V. Dubin,
                                          Executive Vice President and Secretary

Philadelphia, Pennsylvania
March 23, 2001

                                                                       Appendix
                                                                       --------

                                    CHARTER
                                    OF THE
                                AUDIT COMMITTEE
                                    OF THE
                              BOARD OF DIRECTORS
                                      OF
                             CSS INDUSTRIES, INC.
                             --------------------


I. Audit Committee Composition and Authority.

     The Audit Committee ("Committee") of the Board of Directors ("Board") of CSS Industries, Inc. (the "Company") shall consist of at least three (3) directors, all of whom shall meet the independence and experience requirements of the New York Stock Exchange and all of whom shall be appointed annually by the Board to serve on the Committee at the pleasure of the Board. The Board shall designate a Chair of the Committee from among the members thereof. The Chair shall preside over each meeting of the Committee.

     The Company's selected independent outside auditor ("Auditor") is ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and where appropriate, replace the Auditor.

II. Duties and Responsibilities.

     The primary duties and responsibilities of the Committee are as follows:

     A. To review with the Company's financial management and its selected Auditor, draft annual financial statements of the Company, results of the Auditor's audit of the financial statements and the report thereon, any significant changes required in the Auditor's audit plan or scope of work, any difficulties or disputes encountered during the course of the audit and other matters related to the conduct of the audit that may be brought to the Committee's attention;

     B. To review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for its approval;

     C. To review the scope of activities and evaluate the effectiveness of the Company's internal audit function;

     D. To review with the Company's management and internal audit staff the current year internal audit plan, scope and budget;

     E. To recommend, for concurrence and action by the Board, the selection of the Auditor and, where appropriate, the replacement of the Auditor;

     F. To review with the Company's management, internal audit staff and the Auditor any Auditor's management letter for the current year and obtain their overall assessment of the system of internal control;

     G. To periodically report Committee actions to the Board with such recommendations as the Committee may deem appropriate;

     H. To review with the Company's management and the Auditor the financial audit plan and scope for the upcoming year, including proposed audit fees, engagement letter and non-audit activities of the Auditor;

     I. To meet in executive session with the Company's Auditor, management and internal audit staff as needed;

     J. To periodically review the results of any internal audit reports issued;

     K. To obtain an update, as needed, by management and the Auditor, of any significant financial statement, accounting principle or regulatory changes which impact the Company;

     L. To assure that the Auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the Auditor and the Company, to actively engage in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor, and to recommend to the Board appropriate action to be taken by the Board in response to the Auditor's periodic statement submission for the Board to satisfy itself of the Auditor's independence;

     M. To perform such other duties as the Board may from time to time assign to the Committee;

     N. To review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's policies and procedures and any material reports or inquiries received from regulators on government policies; and

     O. To issue a Committee report for inclusion in the Company's Proxy Statement, which report shall include all of the information required pursuant to the then applicable rules of the Securities and Exchange Commission.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company's management and its Auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between the Company's management and its Auditor or to assure compliance with laws and regulations and the Company's policies and procedures.

III. Committee Meetings. Meetings of the Committee shall be held at least two times per year and more often if the Committee deems it necessary or appropriate.

IV. Additional Authority. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or other employee of the Company or any of its affiliates to attend a meeting of the Committee or to meet with any members of, or advisors or consultants to, the Committee.

                 THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF
                        DIRECTORS OF~CSS INDUSTRIES, INC.

   The undersigned hereby appoints Jack Farber, Leonard E. Grossman and Michael
L. Sanyour, and each of them ~acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of CSS Industries, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hotel Sofitel Philadelphia, 120 South 17th Street, Philadelphia, PA 19103, on Tuesday, May 1, 2001, at 10:00 a.m. (local time) and any adjournments ~thereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned ~stockholder and in the discretion of the holders of this Proxy upon such other matters as may properly come before the annual meeting or any adjournments thereof. With respect to the election of directors, where a box is not completed, this proxy will be voted "FOR ALL NOMINEES."

          THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND
           DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

/X/  Please mark your
     votes as indicated
     in this example
                                  DO NOT PRINT
                                  IN THIS AREA

____________________________________________________________________________________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR The Nominees.              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR the proposal.

                     FOR           AUTHORITY WITHHELD
                 all nominees       for all nominees                                                      FOR    AGAINST     ABSTAIN
1. ELECTION           / /                / /         Nominees: James H. Bromley    2. APPROVAL OF 2000    / /      / /         / /
   OF DIRECTORS                                                Stephen V. Dubin       STOCK OPTION PLAN
                                                               David J.M. Erskine     FOR NON-EMPLOYEE
                                                               Jack Farber            DIRECTORS.
                                                               Richard G. Gilmore
                                                               Leonard E. Grossman
                                                               James E. Ksansnak
                                                               Michael L. Sanyour
Authority withheld for the following only:
(write the name(s) of the nominee(s) on the line below)

_______________________________________________________




___________________________________________________________________________________________________Date_____________________________
                                   SIGNATURE(S)

(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed postpaid envelope. If acting as executor, administrator, trustee, or guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full corporation name, and indicate title as duly authorized officer).